                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement               Commission Only (as permitted by
[ ]  Definitive Additional Materials          Rule 14a-6(e)(2)
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                FILM ROMAN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
     [X]  No Fee Required
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.
(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
(3)  Filing party:

--------------------------------------------------------------------------------
(4)  Date filed:

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

                               FILM ROMAN, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 14, 2000

                               ----------------

TO OUR STOCKHOLDERS:

   Notice is hereby given that the 2000 Annual Meeting of Stockholders of Film Roman, Inc. ("Film Roman" or the "Company") will be held at the Burbank Hilton Hotel, 2500 North Hollywood Way, Burbank, California, 91505, on June 14, 2000 at 10:00 a.m., Pacific Daylight Savings time. The Annual Meeting is being held for the following purposes:

  1. To elect one Class I director of the Company, to hold office for three years and until his successor is duly elected. The person nominated by the Board of Directors of the Company (Mr. Robert Cresci) is described in the accompanying Proxy Statement;

  2. To approve the amendment and restatement of the 1996 Stock Option Plan and the 1999 Non-Employee Directors Stock Option Plan into one, combined plan to be called the 2000 Amended and Restated Stock Option Plan of Film Roman, Inc.; and

  3. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

   Only stockholders of record of the Common Stock of the Company at the close of business on April 18, 2000 are entitled to notice of, and to vote at, the Annual Meeting and any of its adjournments or postponements.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Dixon Q. Dern
                                          Dixon Q. Dern
                                          Secretary

North Hollywood, California
May 15, 2000

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A STOCKHOLDER OF RECORD AND DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               FILM ROMAN, INC.
                      12020 Chandler Boulevard, Suite 200
                           North Hollywood, CA 91607

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 14, 2000

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Film Roman, Inc., a Delaware corporation ("Film Roman" or the "Company"), for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Burbank Hilton Hotel, 2500 North Hollywood Way, Burbank, California, 91505, on June 14, 2000 at 10:00 a.m., Pacific Daylight Savings Time, and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement.

   At the Annual Meeting, the stockholders of the Company will vote upon (i) the election of one Class I director for a term of three years; (ii) the amendment and restatement of the 1996 Stock Option Plan (the "1996 Plan") and the 1999 Non-Employee Directors Stock Option Plan (the "1999 Plan" and, together with the 1996 Plan, the "Plans") into one, combined plan to be called the 2000 Amended & Restated Stock Option Plan (the "2000 Plan"); and (iii) such other business, if any, as may properly come before the Annual Meeting or any of its adjournments or postponements.

   All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or, with respect to stockholders of record, by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

   The close of business on April 18, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. At the record date, 8,565,190 shares of Common Stock, par value $.01 per share (the "Common Stock"), were outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting. A stockholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of the Common Stock issued and outstanding on April 18, 2000, will constitute a quorum.

   Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted either as votes cast for or against such matters. The Class I director nominee shall be elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The amendment and restatement of the Plans will require the affirmative vote of a majority of the shares of Common Stock present or represented and voting on this matter at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

   A copy of the Company's 1999 Annual Report to Stockholders and this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about May 15, 2000.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

   The Bylaws of the Company, as amended to date, provide that the Board of Directors shall consist of no fewer than six and no more than nine directors, with the number to be set by resolution of the Board of Directors. Since there are currently only five directors, the Board is considering candidates to fill the remaining director positions.

   The Board is divided into three classes serving staggered terms of three years each. At each annual meeting of stockholders, directors constituting one class are elected, each for a three-year term. The current term of the Class I director expires at the Annual Meeting, the terms of the two Class II directors expire at the annual meeting of stockholders in 2001 and the terms of the three Class III directors expire at the annual meeting of stockholders in 2002. Pursuant to the Company's Bylaws and the Delaware General Corporation Law, a vacancy on the Board may be filled by the remaining directors. The Board has nominated Robert Cresci for election as a Class I director.

   Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominee named below. If the nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any of its postponements or adjournments, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that the nominee will be unable or unwilling to serve if elected as a director.

   The Board of Directors proposes the election of the following nominee as director:

                                 Robert Cresci

   If elected, Mr. Cresci is expected to serve until the 2003 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

   The Board of Directors Unanimously recommends a vote "FOR" the election of Mr. Cresci as a Class I Director.

Information with Respect to Nominee and Continuing Directors

   The following table sets forth certain information with respect to the nominee for director and the continuing directors of the Company as of March 15, 2000:

                         Year
                         First
                        Elected
                          or
                       Appointed
                           a
      Name         Age Director                Principal Occupation
      ----         --- ---------               --------------------
Nominee:
Robert Cresci (2)   56   1995    Mr. Cresci has been a Director of Film Roman
                                 since August 1995 and has been a Managing
                                 Director of Pecks Management Partners Ltd., an
                                 investment management firm, since September
                                 1990. Mr. Cresci currently serves on the board
                                 of directors of Sepracor, Inc., Aviva Petroleum,
                                 Quest Education Corporation, Candlewood Hotel
                                 Co., Castle Dental Inc., JFax.Com, Inc.,
                                 Seracare Inc., E-Stamp Corporation and several
                                 private companies.

                                Year
                                First
                               Elected
                                 or
                              Appointed
                                  a
          Name            Age Director                Principal Occupation
          ----            --- ---------               --------------------
Continuing Directors:
John Hyde                  59   1999    John Hyde joined Film Roman as President and CEO
                                        in December 1999. Mr. Hyde is CEO and the
                                        principal of Producers Sales Organization, which
                                        holds investments in film negatives, film and
                                        television rights, a music library and
                                        agricultural real estate. Mr. Hyde was the
                                        Trustee, General Manager and FCC license holder
                                        for KADY-TV from July 1996 through the sale of
                                        the television station in July 1998, since which
                                        time Mr. Hyde has remained as Trustee to
                                        disburse the funds from the sale. From August
                                        1994 through July 1998, Mr. Hyde was Trustee and
                                        CEO of Cannon Pictures, Inc. and Cannon
                                        Television Inc. Mr. Hyde was CEO of MCEG
                                        Sterling, Inc. from December 1990 through
                                        December 31, 1995, at which time MCEG was part
                                        of a three-way merger with Orion Pictures, Inc.
                                        and Actava Group, Inc. Prior to his term at
                                        MCEG, Mr. Hyde held numerous senior executive
                                        positions in the entertainment industry. Mr.
                                        Hyde graduated from New York University in 1963.

Dixon Q. Dern              71   1995    Mr. Dern has been a director of Film Roman since
                                        August 1995. Mr. Dern has practiced
                                        entertainment law for over 40 years and
                                        currently owns and operates his own private
                                        practice which specializes in entertainment,
                                        copyright and communications law. Mr. Dern also
                                        serves as Secretary of the Company.

Peter Mainstain (2)        51   1995    Mr. Mainstain has been a director of Film Roman
                                        since August 1995. He is a certified public
                                        accountant as well as an officer and shareholder
                                        of Tanner, Mainstain, Hoffer & Peyrot, an
                                        accountancy corporation, where he has been
                                        employed since 1976.

Daniel Villanueva (1)(2)   62   1998    Mr. Villanueva is chairman of Bastion Capital
                                        Corporation; a Los Angeles based buyout fund.
                                        Previously, he was a director and officer of
                                        Spanish International Communications
                                        Corporation, and later, director of 7UP Bottling
                                        of Southern California and is currently a
                                        trustee of the Metropolitan West Group of mutual
                                        funds and a member of the board of directors of
                                        NUMEX Corp. Mr. Villanueva is a former player in
                                        the National Football League for both the Los
                                        Angeles Rams and Dallas Cowboys.

--------
(1) Member of the Compensation Committee (2) Member of the Audit Committee

Board Meetings and Committees

   The Board of Directors held eight meetings during fiscal 1999. No director attended less than 75% of all the meetings of the Board of Directors and those committees on which he served in fiscal 1999.

Audit Committee

   During the year ended December 31, 1999, the Audit Committee consisted of Messrs. Cresci, who served as chairman, and Mainstain, and after April 29, 1999, also included Mr. Villanueva. Each member of the Audit Committee is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Currently, the Board is finalizing a charter for the Audit Committee.

   As directed by the Board, the function of the Audit Committee includes reviewing, monitoring and making recommendations to the Board with respect to:
(a) the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing necessary information to the Company's independent auditors, (b) the adequacy and implementation of the Company's internal accounting controls, (c) the adequacy and competency of the accounting related personnel, (d) the audit reports submitted by the independent auditors and taking such action in respect of such reports as the Audit Committee deems appropriate and (e) annually recommending the engagement of the Company's independent public accountants as auditors of the books, records and accounts of the Company. One meeting of the Audit Committee was held during fiscal 1999.

Compensation Committee

   During fiscal 1999, the Compensation Committee of the Board of Directors was composed of Dr. Draper and Mr. Villanueva until Dr. Draper's resignation from the Board on September 29, 1999, at which time Mr. Villanueva assumed the roll of chairman and Mr. Mainstain was appointed a member of the Committee. On February 8, 2000, the Board reconstituted the Compensation Committee, which consisted of Mr. Villanueva (acting as chair) and Mr. Leonard Grossi, until his resignation from the Board on April 19, 2000. During fiscal 1999 the Compensation Committee held one in person meeting at which both members were present as well as several additional telephonic conference meetings. Currently, the Board is finalizing a charter for the Compensation Committee.

Compensation of Directors

   For fiscal year 1999 all Non-Employee Directors received $6,000.00 as compensation for serving on the Board of Directors, $1,000.00 for attendance at each meeting of the Board of Directors, $500.00 for attendance at each meeting of a committee of the Board of Directors and an option to purchase 5,000 shares of Common Stock, pursuant to the 1999 Non-Employee Directors Stock Option Plan. Effective as of its meeting of December 2, 1999, the Board of Directors adopted a resolution increasing annual compensation to $18,000.00 per year commencing January 1, 2000. Additionally, each newly-elected Non-Employee Director will receive options under the Company's 1996 Employee Stock Option Plan to purchase 25,000 of Common Stock shares as a one-time grant upon such director's initial election to the Board.

                         COMPENSATION COMMITTEE REPORT

Compensation Committee Interlocks and Insider Participation:

   As of the date of this Compensation Committee Report, April 20, 2000, the Compensation Committee of the Board of Directors was comprised solely of Mr. Villanueva, who chaired the Compensation Committee during portions of fiscal 1999 and still does so. No executive officer of the Company either served in 1999 or now serves as a member of the board of directors or the compensation committee of any entity which has one or more executive officers who serve on the Board or are members of the Compensation Committee.

Report on Annual Compensation of Executive Officers:

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Stock Performance Graph on page 13 shall not be incorporated by reference into any such filings.

                                     *****

   The Compensation Committee of the Board of Directors serves as an advisory committee to the Board and is responsible for reviewing the compensation of the senior management team and for making recommendations regarding compensation.

Compensation Philosophy:

   The Compensation Committee's philosophy is to provide sufficient compensation to attract, motive and retain skilled management while linking that compensation to corporate performance and increases in stockholder wealth where possible. With the assistance of the Chief Executive Officer, the Compensation Committee determines the compensation of the executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's operating performance compared with the Company's operating plan, and the current market for executives. The Compensation Committee also considers various qualitative factors such as the extent to which the executive officer has contributed to forming a strong management team the growth and development of proprietary and fee-for-services programming and other factors, which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's area of responsibility and his or her contribution toward achieving corporate objectives.

Compensation Program:

   Consistent with achieving the Company's long-term objectives, executive compensation packages are generally comprised of two components: base compensation and stock options. The base compensation portion of the compensation package is determined by considering such factors as breadth of responsibility, areas of expertise and experience, and comparable compensation in the industry. As is the custom in the industry, most of the senior management team is under some form of employment contract with the Company. The stock option incentive portion of the compensation package has been implemented through the Company's Stock Option Plan. Each member of the senior management team has been granted options which are intended to provide each individual with a strong economic interest in the appreciation of the stock price. The 1996 Plan, as amended, permits the Board to grant options to other key employees to provide similar incentives. A number of key employees have been granted such options. While the Compensation Committee might consider performance bonuses in the event of exceptional contributions to enhance corporate performance, no such consideration was made in 1999.

   Mr. Pritchard served as the Company's President and Chief Executive Officer during most of fiscal 1999 at a base salary of $300,000.00 per annum. His employment with the Company terminated on or about September 15, 1999. As a result of a settlement with Mr. Pritchard in December 1999, Mr. Pritchard received, in

January 2000, a severance payment of $75,000.00, plus forgiveness of debt amounting to $120,000.00, including principal plus interest thereon, in consideration for which, in addition to general releases, Mr. Pritchard released any claim with respect to stock options theretofore granted to him.

   Also, in December 1999, the Company amended the employment agreement for Mr. Vein, Executive Vice President-Business and Legal Affairs of the Company, to extend its term through December 31, 2000. Mr. Vein's salary was amended to
(a) $235,000.00 per annum for the period from January 1, 1999 to August 3, 1999, (b) $250,000.00 per annum for the period from August 4, 1999 to August 3, 2000 and (c) $275,000.00 per annum for the period from August 4, 2000 to December 31, 2000. During fiscal 1999, the Compensation Committee authorized and the Company granted to Mr. Vein an option to purchase 75,000 shares of Common Stock at $1.4375 per share pursuant to a grant dated as of December 17, 1998.

   On December 19, 1999, the Board of Directors concluded an agreement with Producers Sales Organization to furnish the services of Mr. Hyde as the President and Chief Executive Officer of the Company for a term commencing as of that date and continuing through December 31, 2001. The Company also has an option to extend Mr. Hyde's engagement as President and Chief Executive Officer through December 31, 2002 or, at its election, to retain Mr. Hyde's services during that period only as a member of the Board of Directors. The base compensation payable to Mr. Hyde is $250,000.00 per annum through fiscal 2000, $275,000.00 for fiscal 2001 and $300,000.00 for fiscal 2002, if the
Company elected to retain his services as President and Chief Executive Officer during fiscal 2002. In addition, the Company agreed to grant Mr. Hyde options to purchase 500,000 shares of the common stock of Company. In connection with this agreement, the Company granted Mr. Hyde an option to purchase 100,000 shares at an exercise price of $2.125 per share in December 1999 and an option to purchase 400,000 shares at an exercise price of $1.5625 per share in fiscal 2000.

   To the extent readily determinable and as one of the factors in its consideration, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights, qualification of the Compensation Committee and other reasons. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that amount deductible under section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

April 20, 2000

                                        BY THE COMPENSATION COMMITTEE

                                         Daniel D. Villanueva, Chair

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth, as to the Chief Executive Officer and each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                           Annual           Long Term
                                        Compensation       Compensation
                                      -------------------- ------------
                                                            Number of
                         Fiscal Year                        Securities
   Name and Principal       Ended                           Underlying      All Other
        Position         December 31,   Salary       Bonus Options (1)   Compensation (2)
   ------------------    ------------   ------       ----- ------------  ----------------
John Hyde...............     1999     $ 14,423.00(3)  $--    $    --          $   --
 Chief Executive Officer
  and President

Jon F. Vein (4).........     1999     $247,000.44     $--    $    --          $2,000
 Executive Vice
  President                  1998      229,039.00      --    177,500(5)        2,000
 Business and Legal
  Affairs                    1997      218,861.00      --         --           2,000

Gregory S. Arsenault....     1999     $248,506.13     $--    $    --          $2,000
 Senior Vice President       1998      176,479.00      --     73,750(6)        2,000
 Finance and
  Administration             1997      174,420.00      --         --           2,000

Phil Roman..............     1999     $577,136.00     $--    $    --          $   --
 Former Chairman             1998      325,000.00      --         --           2,000
                             1997      325,000.00      --         --           2,000

David B. Pritchard......     1999     $257,870.12     $--    $    --          $   --
 Former President and
  Chief                      1998      311,539.00      --    319,011              --
 Executive Officer           1997       86,539.00(7)   --    388,023

William A. Shpall (4)...     1999     $286,961.92     $--    $    --          $2,000
 Former Chief Operating
  Officer                    1998       63,462.00(8)   --    200,000           2,000

--------
(1) The securities underlying the options are shares of Common Stock. For a description of the terms pertaining to such options and other information relating thereto, see "Proposal No. 2: Proposal to Amend and Restate the 1996 Stock Option Plan and 1999 Non-Employee Directors Stock Option Plan" and "Employment Contracts."
(2) Represents contributions pursuant to the Company's 401(k) profit sharing plan for each individual listed in the table.
(3) Mr. Hyde was appointed Chief Executive Officer and President of the Company in December 1999. Amount reflects salary earned in 1999, but paid in 2000.
(4) Effective April 18, 2000, Mr. Vein was appointed Chief Operating Officer in place of Mr. Shpall.
(5) Includes options to acquire 75,000 shares issued in December 1998, the replacement of options to acquire 62,500 shares that were previously granted to Mr. Vein and canceled pursuant to the Exchange Program and options to acquire 40,000 shares issued simultaneously with such replacement.
(6) Includes options to acquire 30,000 shares issued in connection with Mr. Arsenault's amended Employment Agreement and the replacement of options to acquire 43,750 shares that were previously granted to Mr. Arsenault and canceled pursuant to the Exchange Program.
(7) Mr. Pritchard began employment with the Company in September 1997 and his annual base salary for that year was $300,000.00.
(8) Effective March 1, 2000, Mr. Shpall is no longer the Chief Operating Officer. He will act, however, as a consultant to the Company until September 30, 2000.
(9) Mr. Shpall began employment with the Company in September 1998 and his annual base salary for his first year of employment was $275,000.

401(k) Profit Sharing Plan

   The Company has a defined contribution 401(k) Profit Sharing Plan which covers substantially all of its employees. The plan became effective on January 1, 1991 and was amended effective January 1, 1992. Under the terms of the plan, employees can elect to defer up to 15% of their wages, subject to certain Internal Revenue Service limitations, by making voluntary contributions to the plan. Additionally, the Company, at the discretion of management, can elect to match up to 100% of the voluntary contributions made by its employees. For the years ended December 31, 1997, 1998 and 1999, the Company contributed $120,431, $125,818 and $167,881, respectively, to the plan on behalf of its employees.

Option Grants in Last Fiscal Year

   The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during the year ended December 31, 1999, including information as to the potential realizable value of such options at assumed annual rates of stock price appreciation for the 10-year option terms.

                                                                           Potential
                                                                       Realizable Value
                                                                       at Assumed Annual
                                                                        Rates of Stock
                                                                             Price
                                                                       Appreciation for
                                    Individual Option Grant             Option Term (1)
                         --------------------------------------------- -----------------
                          Number of   Percent of
                           Shares    Total Options Exercise
                         Underlying   Granted to    Price
Name and Principal         Options     Employees     Per    Expiration
Position                 Granted (2) In Period (3)  Share      Date       5%      10%
------------------       ----------- ------------- -------- ---------- -------- --------
John Hyde...............   100,000       57.1%      $2.125   12/9/09   $133,640 $338,670
 Chief Executive Officer
  and President

--------
(1) The potential realizable value assumes a rate of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.
(2) The securities underlying the options are shares of Common Stock. For a description of the terms pertaining to such options and other information relating thereto, see "Proposal No. 2--Proposal to Amend & Restate the 1996 Stock Option Plan and 1999 Non-Employee Directors Stock Option Plan" and "Employment Contracts."
(3) Options covering an aggregate of 175,000 shares were granted to eligible persons during the fiscal year ended December 31, 1999.

Stock Options Held at Fiscal Year End

   The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the Nasdaq Stock Market's National Market on December 31, 1999 ($1.563 per share). During fiscal 1999, no options were exercised by any Named Executive Officer.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                                    Options at          in-the-Money Options at
                                 December 31, 1999       December 31, 1999 (1)
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
  John Hyde.................         0      100,000      $    0       $    0
  Jon F. Vein...............    78,500       99,000       9,852       12,425
  Gregory S. Arsenault......    29,500       44,250       3,834        5,750
  Phil Roman................         0            0           0            0
  David B. Pritchard........         0            0           0            0
  William A. Shpall.........   131,817       68,183      17,532        9,068

--------
(1) Amounts represent the difference between the aggregated exercise price of unexercised options and the $1.563 closing sale price of the Common Stock on the Nasdaq National Market on December 31, 1999.

Employment Contracts

   The Company or Film Roman, Inc., a California corporation and a wholly-owned subsidiary of the Company ("Film Roman California") has entered into the following employment agreements with the Named Executive Officers:

   Mr. Hyde. On December, 1999, the Company contracted for the services of John W. Hyde as the Company's Chief Executive Officer and President with Producers Sales Organization ("PSO"), which is owned by Mr. Hyde. Under the terms of this agreement, Mr. Hyde will serve in these capacities until December 31, 2002, unless the Company chooses to have Mr. Hyde serve as a consultant during calendar year 2002. As compensation for his services, the Company will pay an annual base salary of $250,000.00 through December 31, 2000, $275,000.00 for calendar 2001 and $300,000.00 for calendar 2002, unless
Mr. Hyde serves as a consultant in which case the Company will pay an amount equal to the annual base fee and meeting fees then in effect for non-employee directors. The Company can terminate Mr. Hyde for cause, which includes: (a) the conviction of a felony or crime involving moral turpitude, (b) gross negligence or willful malfeasance, (c) the failure to adhere to Board policies or business plan and such failure is not cured within five business days of notice of such failure or (d) any other material breach not cured within five business days after notice. If the Company terminates Mr. Hyde without cause or Mr. Hyde dies, the Company must pay all remaining compensation, subject to reduced sums during 2002, and all compensation owing as of the date of death, respectively.

   In addition, the Company received a right of first offer on any PSO property, subject to one exception, that PSO determines to sell or license. If the parties cannot agree on terms within 45 days, PSO is free to negotiate with third parties. PSO, however, must give the Company a right of last refusal if PSO proposes to enter into an agreement of equal or lesser terms than the Company's last offer.

   Mr. Hyde also received two options to purchase Common Stock as follows:
100,000 shares of Common Stock at $2.125 per share and 400,000 shares of Common Stock at $1.5625 per share. Both grants have a 10-year term.

   Mr. Vein. On December 31, 1999, Film Roman California and Jon F. Vein executed an employment agreement, replacing Mr. Vein's previous employment agreement that expired in August 1999. Under the terms of this two-year agreement, Mr. Vein will serve as Executive Vice President--Business and Legal Affairs and will receive an annual salary of $235,000.00 for the period from January 1, 1999 through August 3, 1999, $250,000.00 from August 4, 1999 to August 3, 2000 and $275,000.00 for the remainder of the term of the agreement.

   Under the employment agreement, Mr. Vein is entitled to receive bonuses with respect to the project entitled "There Goes the Neighborhood." Under Mr. Vein's original employment agreement, he received options to purchase a total of 62,500 shares of the Company's Common Stock at an exercise price of $8.00 per share. In June 1998, Mr. Vein surrendered these options and received options to acquire 62,500 new shares with an exercise price of $1.438 per share and also received an additional option to acquire 40,000 shares at $1.438 per share. Mr. Vein also received an option to purchase 75,000 shares at $1.4375.

   Mr. Arsenault. On January 2, 1996, Mr. Arsenault and Film Roman California entered into an employment agreement. This agreement was amended on December 17, 1998, and again in November 1999 to extend its term to June 30, 2000. Pursuant to the terms of the agreement, Mr. Arsenault serves as the Company's Senior Vice President--Finance and Administration and Film Roman California will pay Mr. Arsenault a base salary equal to $200,000 during the remaining term of employment. Film Roman California can terminate Mr. Arsenault's agreement upon his death or disability, "for cause" (e.g., commission of a felony, gross negligence or material breach of his employment agreement) or "without cause" (reasons other than for his death or disability or for cause). In the event of termination "without cause" during any term of his employment, Mr. Arsenault shall be entitled to receive a pro-rated amount of any accrued bonus and all remaining salary that would have been payable to him during the remainder of such term. Pursuant to the terms of Mr. Arsenault's agreement, he received options to purchase 43,750 shares of the Company's Common Stock at an exercise price of $8.00 per share. In June 1998, Mr. Arsenault surrendered these options and received options to acquire 43,750 new shares with an exercise price of $1.438 per share. In connection with the amended employment agreement of December 1998, Mr. Arsenault received options to acquire 30,000 shares of stock at an exercise price of $1.4375 per share.

   In connection with pursuing other opportunities Mr. Arsenault tendered his resignation effective at the end of his employment agreement.

   Mr. Roman. On August 7, 1995, Mr. Roman and Film Roman California entered into an employment agreement pursuant to which Mr. Roman served as Chairman of the Board for a base salary equal to $325,000 per year. Mr. Roman's employment agreement was scheduled to expire on August 6, 2000. On February 5, 1999, Mr. Roman, the Company and Film Roman California entered into a Termination, Settlement & Release Agreement (the "Settlement Agreement"), pursuant to which Mr. Roman tendered his resignation as an officer, director, chairman of the board of directors and employee of the Company and/or any subsidiary thereof. Pursuant to the Settlement Agreement, the Company and Film Roman California
(i) paid Mr. Roman's base salary on a discounted basis through January 31, 1999; (ii) agreed to pay $482,386 in seven installments from February 1999 to July 1999 and (iii) agreed to pay the costs of Mr. Roman's COBRA coverage for a period of 18 months following the termination date of his medical benefits. In addition, the Company and Film Roman California agreed to pay Mr. Roman's accrued vacation pay and further agreed to assign to Mr. Roman the rights to three properties which were in development during the term of his employment. See "Certain Transactions."

   Mr. Pritchard. On August 22, 1997, Mr. Pritchard and Film Roman California entered into an agreement summarizing the terms of Mr. Pritchard's employment by the Company as its President and Chief Executive Officer. The initial term of Mr. Pritchard's employment commenced on September 15, 1997 and expired on September 14, 1999; however, Film Roman California has three consecutive annual options to extend the term for additional 12-month periods. Mr. Pritchard's salary was $300,000 per year for the first two years, with increases for each remaining option term. Pursuant to the terms of Mr. Pritchard's agreement, Film Roman California granted him options to purchase 388,023 shares of the Company's Common Stock under the Stock

Option Plan in August 1997, and options for 194,011 shares of the Company's Common Stock in January 1998. In December 1998, Mr. Pritchard was granted an option to purchase an additional 125,000 shares of the Company's Common Stock. On September 14, 1999 Film Roman California allowed Mr. Pritchard's employment agreement to expire by its own terms. Mr. Pritchard returned all of these options to the Company in connection with his departure from the Company.

   Mr. Shpall. Effective September 30, 1998, Mr. Shpall and Film Roman California entered into a two-year employment agreement. Pursuant to the terms of the agreement, Mr. Shpall serves as the Company's Chief Operating Officer, and Film Roman California paid Mr. Shpall an annual base salary equal to $275,000 during his first year of employment and $300,000 during his second year of employment. In February 2000, the Company and Mr. Shpall mutually agreed that Mr. Shpall's employment would be terminated. The Company and Mr. Shpall subsequently entered into an agreement pursuant to which Mr. Shpall would be engaged as a consultant by the Company until September 30, 2000.

                               PERFORMANCE GRAPH

   The following graph sets forth the percentage change in cumulative total stockholder return of the Company's Common Stock during the period from October 1, 1996 (the date the Company's initial public offering commenced) to December 31, 1999, compared with (a) the Standard & Poor's 500 Composite Index ("S&P 500 Index") and (b) the Standard & Poor's Entertainment Index ("S&P Entertainment Index"). The graph assumes that $100 was invested on October 1, 1996 in stock or on September 30, 1996 in index and assumes reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.





                        PERFORMANCE GRAPH APPEARS HERE

                                FILM ROMAN      S&P           S&P
                                   INC.         500       ENTERTAINMENT
                                ----------      ---       -------------
10/1/96                            100          100           100
12/96                               76          108           104
3/97                                20          111           110
6/97                                18          131           119
9/97                                21          140           125
12/97                               17          144           152
3/98                                16          165           171
6/98                                15          170           182
9/98                                14          153           159
12/98                               16          186           206
3/99                                45          195           229
6/99                                29          209           224
9/99                                23          196           201
12/99                               16          225           241

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of April 19, 2000 certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned.

   Unless otherwise noted, the address of each of the Company's officers and directors is 12020 Chandler Blvd., Suite 200, North Hollywood, California 91607.

                                             Number of Shares of
                                                 Common Stock
             Name and Address               Beneficially Owned (1) Percent (1)
             ----------------               ---------------------- -----------
Pecks Management Partners Ltd. (2).........       1,198,993           14.0%
John Hyde (3)..............................          83,340              *
Jon F. Vein (4)............................          84,000              *
Gregory S. Arsenault (5)...................          30,500              *
Robert J. Cresci (6).......................       1,233,993           12.6%
Dixon Q. Dern (7)..........................          45,100              *
Peter Mainstain (8)........................          52,500              *
Daniel D. Villaneuva (9)...................          30,000              *
All directors and executive officers as a
 group (7 persons) (10).......................    1,528,933           15.1%

--------
 * Less than one percent.
(1) Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at April 18, 2000.
(2) Based on information received from Pecks Management Partners Ltd. Pecks Management Partners Ltd. has sole voting power and sole dispositive power with respect to all 1,198,993 shares. The mailing address for Pecks Management Partners Ltd. is One Rockefeller Plaza, New York, NY 10020.
(3) Includes 83,340 shares issuable upon exercise of outstanding options.
(4) Includes 83,500 shares of Common Stock which may be acquired upon exercise of employee stock options which are currently exercisable.
(5) Includes 29,500 shares of Common Stock which may be acquired upon exercise of employee stock options which are currently exercisable.
(6) Includes 1,198,993 shares held by pension trusts and a pension fund which are managed by Pecks Management Partners Ltd. and for which Mr. Cresci disclaims beneficial ownership and 35,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Cresci is c/o Pecks Management Partners Ltd., One Rockefeller Plaza, New York, New York 10020.
(7) Includes 45,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Dern is 1901 Avenue of the Stars, Suite 400, Los Angeles, California 90067.
(8) Includes 45,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Mainstain is c/o Tanner, Mainstain, Hoffer & Peyrot, 10866 Wilshire Boulevard, 10th Floor, Los Angeles, California 90024.
(9) Represents 30,000 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable. The mailing address for Mr. Villanueva is c/o Bastion Capital Corporation, 1999 Avenue of the Stars, Suite 2960, Los Angeles, California 90067.
(10) Includes 351,340 shares of Common Stock which may be acquired upon exercise of stock options which are currently exercisable.

                                PROPOSAL NO. 2
           PROPOSAL TO AMEND AND RESTATE THE 1996 STOCK OPTION PLAN
                                    AND THE
                 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

General

   The 1996 Plan was adopted by the Board and approved by the sole Company's stockholder in 1996 and was subsequently amended on June 16, 1998, when the stockholders approved an amendment increasing the number of shares of Common Stock that may be issued or sold under the 1996 Plan from 1,227,695 to 1,750,000 shares (no more than 325,000 of which may be issued or sold to non-employee directors) and increasing the maximum number of shares of Common Stock with respect to which options may be granted to any single participant under the Stock Option Plan during any calendar year from 400,000 to 700,000 shares. The 1996 Plan was again amended on June 16, 1999 when the Company's stockholders approved an amendment to increase the number of shares of Common Stock that may be issued or sold under the 1996 Plan from 1,750,000 to 2,100,000 shares (no more than 325,000 of which may be issued or sold to non-employee directors). The 1999 Plan was adopted by the Board and approved by the Company's stockholders in 1999. The 1999 Plan authorized the issuance of up to 100,000 shares of Common Stock to directors who are not employees or officers of the Company.

   The following chart summarizes the options granted during fiscal 1999 under the Plans:

                        STOCK OPTIONS GRANTED UNDER THE
                    1996 Plan and 1999 Plan in Fiscal 1999

                                                                        Number
                                                                          of
                                   Name                                 Shares
                                   ----                                 -------
   John Hyde Chief..................................................... 100,000
    Chief Executive Officer and President

   Jon F. Vein.........................................................       0
    Executive Vice President Business and Legal Affairs

   Gregory Arsenault                                                          0
    Senior Vice President Finance and Administration

   Phil Roman..........................................................       0
    Former Chairman                                                           0

   David B. Pritchard..................................................       0
    Former Chief Executive Officer and President

   William Shpall......................................................       0
    Former Chief Operation Officer Executive Group                      100,000

   Non-Executive Director Group........................................  55,000
   Non-Executive Officer Employee Group................................  50,000

   In March 2000, the Board approved the amendment and complete restatement of the Plans into one plan to be renamed the 2000 Amended and Restated Stock Option Plan of Film Roman, Inc. (the "2000 Plan"). The text of the 2000 Plan is set forth as Annex A to this Proxy Statement. The purpose of this amendment and restatement is to clarify certain provisions of the Plans and to combine such plans into one stock option plan.

   On April 18, 2000, there were approximately thirty six (36) employees, directors and consultants of the Company who have received stock options that are still outstanding under the 1996 Plan to purchase 1,582,000 shares of Common Stock in the aggregate. On April 18, 2000, there were four (4) non-employee directors who have received stock options that are still outstanding under the 1999 Plan to purchase 20,000 shares of Common Stock in the aggregate.

   The number of shares available for issuance under the 2000 Plan will be the combined limit that was authorized under both Plans, or 2,200,000. Once the 2000 Plan is approved by the stockholders, no additional options will be granted under the Plans. Assuming the approval of the 2000 Plan, there will be available 598,000 shares of Common Stock under the 2000 Plan after deducting the outstanding option grants under the older plans and assuming that there are no additional grants under the Plans pending stockholder approval. As unexercised options are terminated or forfeited under the Plans, shares that were subject to such awards shall again become available for issuance under the 2000 Plan. Subject to adjustment for certain capital events, no employee shall be granted, during any calendar year, stock options to purchase more than 2,200,000 shares of Common Stock.

   Pursuant to the 2000 Plan, in order for such amendment to be effective, the Company's stockholders must approve it. If approved, the terms and conditions of the 2000 Plan shall become effective on June 14, 2000, the date of the Annual Meeting. Additionally, in order for any options granted under the 2000 Plan or any shares of Common Stock issued pursuant to the exercise of such options not to be considered compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's stockholders must approve the 2000 Plan. Whether or not the 2000 Plan is approved, stock options granted under the 1996 Plan and the 1999 Plan shall be governed and controlled by the terms of such plans as of the date of grant. If the 2000 Plan is not approved by the stockholders, the terms of the Plans shall remain in full force and effect without regard to the amendments proposed hereunder.

   The Board believes that it is in the best interest of the Company and its stockholders to approve the amendment and restatement of the Plans into 2000 Plan as more fully discussed below.

Description of the 2000 Plan

   The principal features of the 2000 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2000 Plan. The 1996 Plan (excluding the amendment described in this Proposal) is filed as an exhibit to the Company's Annual Report on Form 10-K for the year December 31, 1997 which is incorporated herein by reference and the 1999 Plan (excluding the amendments described in this Proposal) is filed as an exhibit to the Company's Definitive Proxy Statement dated May 7, 1999, which is incorporated herein by reference.

   Administration. The 2000 Plan amends the Plans to clarify that the Board will appoint a committee of at least two members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and who are "outside directors" within the meaning of Section 162(m) of the Code (the "Committee"). The 1996 Plan permitted the Board and the Committee to administer that plan. The Company is amending the 1996 Plan to ensure that grants of stock options to employees qualify as performance-based compensation under Section 162(m) of the Code.

   The committee will have complete discretion to determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-qualified stock option under the federal tax laws, the exercise price of the options granted (subject to the limitations contained in the 2000 Plan) and the period during which the right to exercise an option vests, in whole or in part.

   In order to administer the 2000 Plan in a more efficient manner, it now permits the committee to delegate some of its administrative authority to the Company's employees, officers and service providers. In connection with its ability to delegate, the Company will fully indemnify any such individuals for liabilities relating to the administration of the 2000 Plan.

   Eligibility. The 2000 Plan clarifies that all employees, directors and consultants of the Company and its subsidiaries are eligible to receive grants of stock option under the plan as determined by the committee in its sole discretion. This is intended to expand the class of eligible participants and give the committee greater flexibility in administering the 2000 Plan.

   Type of Awards. The 2000 Plan permits the grant of "incentive stock options" within the meaning of Section 422 of the Code to all eligible employees and non-qualified stock options to all employees, directors and consultants of the Company and its subsidiaries, as determined by the committee, thereby combining the eligibility of both Plans. In addition, the 2000 Plan provides for formula stock option grants (as more fully described below) to all non-employee directors. This differs from the 1999 Plan with respect to members of the Board who are officers, but not employees, of the Company, and who will now be eligible for these formula awards.

   Purchase Price of Shares Subject to Options. The price of the shares of Common Stock subject to each option shall be set by the committee at the time of grant; provided, however, that the price per share of an incentive stock option shall be not less than 100% of the fair market value of one such share on the date such option is granted; provided, further, that, the price per share of an incentive stock option shall not be less than 110% of the fair market value of one such share on the date such option is granted in the case of an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. For purposes of the 2000 Plan, fair market value is generally determined by reference to the closing price of the Common Stock on the day before fair market value is being determined.

   Non-Assignability. Unless permitted by the committee with respect to non-qualified stock options transferred for no consideration to a participant's immediate family members (or trusts or entities for the benefit of such individuals), stock options may be transferred only by will or by the laws of descent and distribution. Unless transferred, during a participant's lifetime, options are exercisable only by the participant.

   Terms and Exercisability of Options. Each stock option shall be exercisable in such installments during the period prior to its expiration date as the committee shall determine at the time of grant; provided, that, the term of any such option shall not exceed 10 years from the date of grant. The 2000 Plan clarifies that the committee can accelerate or waive any condition to vesting; provided, that, such action does not cause a charge to earnings for accounting purposes.

   An option holder may exercise his option in whole or in part by giving the Company written notice, specifying the number of whole shares being purchased and tendering payment of the purchase price for such shares (fractional shares to be paid in cash). In order to minimize the risk of recording charges to earnings for accounting purposes, the 2000 Plan clarifies that the option price may be paid in any of the following manners: (a) in cash, (b) to the extent authorized by the committee, by surrender of Common Stock owned by the holder of the stock option for at least six (6) months prior to exercise of the options, (c) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (d) through additional methods prescribed by the committee, including, without limitation, loans, installment payments and/or guarantees, all under such terms and conditions as deemed appropriate by the committee in its discretion, or (e) by a combination of any such methods.

   Withholding Tax. The Company has the right to require any optionee to pay to the Company the amount of any taxes that the Company shall be required to withhold with respect thereto. Such obligation may be satisfied as follows:
(i) by paying cash in an amount equal to such taxes or (ii) with the consent of the committee, at its sole discretion, by delivering to the Company shares of Common Stock having a fair market value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that the value of the shares withheld cannot exceed the minimum amount of tax required to be withheld by law. An option holder may satisfy the minimum withholding obligation either through delivering shares issuable upon exercise of the option or other shares already issued be either shares withheld by Film Roman upon the exercise of the option or other shares. At the Committee's sole discretion, a participant may also elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company's outside accountants, doing so, would not result in a charge against earnings.

   Termination of Employment. In order to provide the committee greater flexibility in administering the 2000 Plan, it provides that unless otherwise determined by the committee at the time of grant: (i) in the event of a termination of continuous service (as determined by the committee) with the Company and its subsidiaries for any reason other than Cause (as defined below), an option (to the extent exercisable as of the date of termination) shall be exercisable for 90 days (6 months in the event of death or disability) following such termination of continuous service (but in no event beyond the term of the Option), and shall thereafter terminate and (ii) in the event of a termination of continuous service with the Company and its subsidiaries by the Company for reason of Cause, all outstanding options shall immediately terminate and cease and be exercisable whether or not then vested. For purposes of the 2000 Plan, "Cause" generally means if the participant is a party to an employment or service agreement with the Company or its subsidiaries and such agreement provides for a definition of cause, the definition therein contained, or, if no such agreement exists, (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance with respect to the Company, (b) conduct tending to bring the Company into substantial public disgrace or disrepute, or (c) gross negligence or willful misconduct with respect to the Company. The committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a participant has been discharged for Cause.

   Grants to Non-Employee Directors. In general, the 2000 Plan incorporates the basic terms of the formula grants to be made to non-employee directors contemplated under the 1999 Plan, although it clarifies that non-employee directors who are also officers of the Company are eligible to be granted stock options under the 2000 Plan. Accordingly, non-qualified stock options to purchase 25,000 shares of Common Stock shall be granted automatically to each non-employee director on the day after the date on which such individual was first elected or appointed to the Board. In addition, each non-employee director who is serving on the Board after each annual meeting of stockholders occurring on or after June 14, 2000 shall be granted a non-qualified stock option to purchase 5,000 shares of Common Stock. The purchase price for each such option granted to a non-employee director shall be the fair market value of the Common Stock on the date of grant of the option. Unless otherwise determined by the committee at the time of grant, each such stock option shall become fully exercisable and vested as of the date of grant of such option. Such options shall be exercisable in the same manner as described above. In addition, such stock option shall terminate 10 years from the date of grant unless sooner terminated by reason of termination of continuous service with the Company and its subsidiaries. Unless otherwise determined by the committee at the time of grant: (i) in the event of termination of continuous service from the Company and its subsidiaries for any reason other than death, such stock option (to the extent exercisable as of the date of termination) shall be exercisable for 6 months following such termination (but in no event beyond the term of the option), and shall thereafter terminate and (ii) in the event of the death of a non-employee director while a director of the Company or any subsidiaries, the option (to the extent exercisable as of the date of death), shall be exercisable by any prior transferee or by the non-employee director's designated beneficiary, or if none, the person(s) to whom such non-employee director's rights under the option are transferred by will or the laws of descent and distribution for 6 months following his/her death (but in no event beyond the term of the option), and shall thereafter terminate. Except as expressly provided above, any such stock option granted to a non-employee director hereunder shall be subject to the terms and conditions of the 2000 Plan as described above.

   Acceleration of Exercisability. Notwithstanding any other provision of the 2000 Plan to the contrary, unless otherwise provided in an award agreement, if, on or within six (6) months after a Change of Control (as defined below), a participant's continuous service with the Company and its subsidiaries (or their successors) is terminated for any reason by the Company (or its successors) other than for Cause, then all outstanding stock options held by such participant shall become immediately vested and exercisable in full. If options are cancelled and/or terminated as a result of a Change in Control, then all outstanding stock options shall become immediately vested and exercisable in full immediately prior to such Change in Control. In general, a "Change in Control" means the (i) a sale, assignment, transfer or other disposition of securities of the Company to unrelated parties in one or more related transactions where the stockholders of the Company immediately prior to such transactions cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities immediately following such transaction; (ii) a merger, consolidation, reorganization or similar corporate event in which the stockholders of the Company immediately prior to such transaction cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities or 51% or more of the total combined voting power of the resultant corporation or entity if the Company does not survive such transaction, in either case, immediately following the event; or (iii) a complete liquidation or dissolution of the Company or the sale, transfer, assignment or other disposition of all or substantially all of the Company's property, assets or business to one or more unrelated parties. This differs from the 1996 Plan inasmuch as that plan did not provide for accelerated vesting if the outstanding stock options were assumed by a successor entity. the Company believes that it is necessary to amend this provision in order to better protect participants in the event of a Change in Control. In addition, the definition of Change in Control has been clarified from the definition in the 1996 Plan to better provide for instances in which a change in control may occur.

   Adjustments. The 2000 Plan clarifies that in the event of any change in the outstanding Common Stock by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to holders of the Common Stock other than regular cash dividends, the number or kind of shares available for stock options under the plan may be adjusted by the committee as it shall in its sole discretion deem equitable and the number and kind of shares subject to any outstanding options granted under the Plan and the purchase price thereof may be adjusted by the committee as it shall in its sole discretion deem equitable to preserve the value of such options.

   Amendments to the Stock Option Plan. The 2000 Plan clarifies that the Board, at any time, may suspend or terminate the 2000 Plan. In addition, the 2000 Plan provides that the Board at any time may also amend or revise the terms of the 2000 Plan without stockholder approval, unless such approval is required by applicable law or under any listing requirements. The Plans provided that certain amendments could only be made if stockholder approval is attained. Due to certain changes in the law and best practice, as well as the need the increase flexibility with respect to the administration of the 2000 Plan, the Board believes that it needs the ability to amend the plan without stockholder approval unless otherwise required.

   Termination. The 2000 Plan will terminate on June 14, 2010, unless sooner terminated by the Board.

   General Federal Tax Consequences. The following summary of the material federal income tax consequences to the Company is based on current law, is for general information only and is not tax advice.

   Section 162(m) Limitation. Subject to a limited number of exceptions,
Section 162(m) of the Code ("Section 162(m)") denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee's remuneration for the taxable year exceeds $1,000,000. For this purpose, remuneration attributable to stock options is included within the $1,000,000 limitation. However, to the extent that the remuneration is payable solely on account of the attainment of one or more performance goals and certain other procedural requirements are met, then such remuneration is not subject to the $1,000,000 limitation.

   The Company has attempted to structure the 2000 Plan in such a manner that the remuneration attributable to the stock options will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

   Non-Qualified Stock Options. Subject to the limitations set forth in
Section 162(m) and discussed above, the Company is entitled to deduct from its taxable income the amount that the participant is required to include in ordinary income at the time of such inclusion. In general, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, in the fair market value of the options shares on exercise of the non-qualified stock options over the exercise price thereof.

   Incentive Stock Options. The Company is not entitled to any deduction on account of the grant of the incentive stock options or the participant's exercise of the option to acquire Common Stock. However, in the event of a subsequent disqualifying disposition of such shares of Common Stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the participant, subject to the limitations set forth in Code
Section 162(m) and discussed above, the Company is entitled to a tax deduction equal to the amount treated as taxable compensation to the participant. In general, if a disqualifying disposition should occur, a participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof.

   Because future participation in the 2000 Plan and the level of participation will vary, it is not possible to determine the value of benefits which may be obtained by those eligible to participate in the 2000 Stock Option Plan.

Stockholder Approval

   Stockholder approval of the 2000 Plan is required (i) under Section 162(m) to have options granted under the 2000 Plan qualify as performance based compensation and (ii) under the terms of the Plans. If stockholder approval of this proposal is not attained, the terms and conditions of the Plans will remain in full force and effect.

   The Board of Directors unanimously recommends a vote "FOR" the approval of the Amendment and Restatement of the 1996 Plan and 1999 Plan into the 2000 Plan as set forth in Proposal No. 2.


                             CERTAIN TRANSACTIONS

   Mr. Dern provides legal services to the Company on a regular basis and receives customary fees for such services. In 1999, Mr. Dern's firm was paid approximately $87,615.16 for such services.

   Effective February 5, 1999, pursuant to the Settlement Agreement, Mr. Roman resigned as an officer, director, chairman of the board of directors, and employee of the Company and/or any of its subsidiary. Pursuant to the Settlement Agreement, the Company's subsidiary Film Roman California agreed to pay Mr. Roman $576,135.00 in 1999 and $50,000 in 2000. See "Employment Contracts--Mr. Roman."

   In February 2000, the Company and Mr. Shpall mutually agreed that Mr. Shpall's employment would be terminated. The Company and Mr. Shpall subsequently entered into an agreement pursuant to which Mr. Shpall would be engaged as a consultant by the Company until September 30, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). The SEC has designated specific due dates for such reports and the Company must identify in this Proxy Statement those persons who did not timely file such reports.

   Based solely upon a review of Forms 3, 4 and 5, the amendments thereto, and certain written representations furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act, the Company believes that, during the fiscal year ended December 31, 1999, its directors and officers, and persons who beneficially own more than 10% of its Common Stock, complied with all applicable filing requirements, except that (i) Mr. Hyde failed to file, on a timely basis, a Form 3, (ii) Mr. Grossi failed to file, on a timely basis, a Form 3, (iii) Mr. Cresci failed to file, on a timely basis, one report representing one transaction for the fiscal year ended December 31, 1999, (iv) Mr. Dern failed to file, on a timely basis, one report representing one transaction for the fiscal year ended December 31, 1999, (v) Mr. Mainstain failed to file, on a timely basis, one report representing one transaction for the fiscal year ended December 31, 1999, (vi) Mr. Villanueva failed to file, on a timely basis, one report representing one transaction for the fiscal year ended December 31, 1999, (vii) Mr. Vein failed to file one report, on a timely basis, representing one transaction for the fiscal year ended December 31, 1999 and two transactions for the fiscal year ended December 31, 1998, (viii) former director Mr. Draper failed to file, on a timely basis, one report representing two transactions for the fiscal year ended December 31, 1999, and (ix) former director Mr. McNamara filed to file, on a timely basis, one report representing one transaction for the fiscal year ended December 31, 1999.

                               OTHER INFORMATION

   The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.


                             STOCKHOLDER PROPOSALS

   Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting, must submit that proposal to the Company at its principal executive offices by January 14, 2001.

                            SOLICITATION OF PROXIES

   It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.

                          ANNUAL REPORT ON FORM 10-K

   The company's annual report on form 10-K, which has been filed with the Securities and U.C. Exchange Commission for the year ended December 31, 1999, will be made available to stockholders without charge upon written request to the Company's Chief Financial Officer, 12020 Chandler Boulevard, Suite 200, North Hollywood, California 91607, U.S.A.

                                           ON BEHALF OF THE BOARD OF DIRECTORS

                                                    /s/ Dixon Q. Dern
                                                      Dixon Q. Dern
                                                        Secretary

North Hollywood, California 91607
May 15, 2000

                                    ANNEX A

                  AMENDED AND RESTATED 2000 STOCK OPTION PLAN
                              OF FILM ROMAN, INC.

1.Purpose.

   The purpose of this Amended and Restated 2000 Stock Option Plan of Film Roman, Inc. (the "Plan") is to enhance that ability of Film Roman, Inc., a Delaware corporation (the "Company") and its subsidiaries (with respect to Incentive Stock Options (as defined below) "subsidiary corporations" within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) to attract and retain employees, consultants and directors (collectively "Participants") of outstanding ability and to provide Participants with an interest in the Company parallel to that of the Company's shareholders. The Plan will provide a means whereby (i) such employee Participants may purchase shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock") pursuant to options that will qualify as "incentive stock options" under Section 422 of the Code ("Incentive Stock Options") and (ii) such that all Participants may purchase shares of Common Stock pursuant to options that are not designated by as Incentive Stock Options ("Non-Qualified Stock Options"). Incentive Stock Options and Non-Qualified Stock Options are sometimes referred to collectively herein as "Options."

2.Administration.

   2.1 The Plan shall be administered by a committee of at least two members of the Board of Directors of the Company (the "Board") appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and who are also "outside directors" within the meaning of
Section 162(m) of the Code (the "Committee").

   2.2 Subject to the provisions of the Plan, the Committee shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which Options shall be granted under the Plan, whether Options granted will be Incentive Stock Options or Non-Qualified Stock Options, the number of shares to be subject to each Option and the exercise price of the Option; (v) to approve and determine the duration of leaves of absence which may be granted to Participants who are employed by the Company without constituting a termination of their employment for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry it into effect. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and their legal representatives and beneficiaries.

   2.3 The Committee may delegate to officers or employees of the Company or any subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and award agreements. Members of the Committee and any officer or employee of the Company or any subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

3.Shares Subject to the Plan.

   The shares to be issued under the Plan shall consist of the Company's authorized but unissued Common Stock or Common Stock reacquired in any manner. Subject to adjustment as provided in Section 11 hereof, the aggregate number of shares of Common Stock which may be issued upon exercise of all Options granted under the Plan shall not exceed 2,200,000 shares. If any Option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares of Common Stock subject to such Option shall again be available for new Options to be granted under the Plan. Subject to adjustment in accordance with Section 11, no employee shall be granted, during any calendar year, Options to purchase more than 2,200,000 shares of Common Stock.

4.Eligibility and Participation.

   4.1 Individuals eligible to receive Options under the Plan shall be the employees, directors and consultants of the Company and its subsidiaries selected by the Committee and any wholly-owned service entities whose owner provides services to the Company or its subsidiaries ("Service Entities") selected by the Committee. In addition, all members of the Board who are not employees (also excluding any employees of any Service Entities) of the Company or any subsidiary ("Non-Employee Directors") shall be eligible to receive Options as provided in Section 7 hereof.

   4.2 The aggregate Fair Market Value (as defined below) of the Common Stock for which Incentive Stock Options granted to any one Employee under this Plan or any other incentive stock option plan of the Company or of any of its subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Non-Qualified Stock Options.

5.Options.

   Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement. The Committee may alter or waive, at any time, any term or condition of an Option that is not mandatory under the Plan, including, without limitation, accelerating the exercisability of an Option; provided, that, in the opinion of the Company's outside accountants, doing so would not create a charge against earnings.

   5.1 Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Non-qualified Stock Option.

   5.2 The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee; provided, however, the Option price for Incentive Stock Options will be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

   5.3 The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed five (5) years from the date of grant.

   5.4 Each Option shall vest and become exercisable at a rate determined by the Committee at the time of grant.

   5.5 Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of whole shares of Common Stock to be purchased. Any fractional shares shall be paid out in cash as determined by the Committee in its sole discretion. Such notice shall be accompanied by the payment in full of the Option purchase price. Such payment shall be made: (a) in cash, or (b) to the extent authorized by the Committee, by surrender of Common Stock owned by the holder of the Option for at least six (6) months prior to exercise of the Options, or (c) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or
(d) through additional methods prescribed by the Committee, including, without limitation, loans, installment payments and/or guarantees, all under such terms and conditions as deemed appropriate by the Committee in its discretion, or (e) by a combination of any such methods. A Participant's subsequent transfer or disposition on any Common Stock acquired upon exercised on an Option shall be subject to any Federal and state laws then applicable, specifically securities law.

   5.6 Unless otherwise determined by the Committee at the time of grant:

     (i) In the event of a termination of Continuous Service (as defined below) with the Company and its subsidiaries for any reason other than Cause (as defined below), death or disability (as determined by the Company) an Option granted under this Section 5 (to the extent exercisable as of the date of termination) shall be exercisable for ninety (90) days following such termination of Continuous Service (but in no event beyond the term of the Option), and shall thereafter terminate.

     (ii) In the event of the death of a Participant while in Continuous Service with the Company or any subsidiaries, an Option granted under this
  Section 5 (to the extent exercisable as of the date of death), shall be exercisable by any prior transferee or by the Participant's designated beneficiary, or if none, the person(s) to whom such Participant's rights under the Option are transferred by will or the laws of descent and distribution for six (6) months following his/her death (but in no event beyond the term of the Option), and shall thereafter terminate.

     (iii) In the event of a termination of Continuous Service (as defined below) with the Company and its subsidiaries for reason of disability (as determined by the Company) an Option granted under this Section 5 (to the extent exercisable as of the date of termination) shall be exercisable for six (6) months following such termination of Continuous Service (but in no event beyond the term of the Option), and shall thereafter terminate.

     (iv) In the event of a termination of Continuous Service with the Company and its subsidiaries by the Company for reason of Cause, all outstanding Options granted under this Section 5 shall immediately terminate and cease and be exercisable whether or not then vested.

   "Cause" shall mean if the Participant is a party to an employment or service agreement with the Company or its subsidiaries and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement exists, it shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance with respect to the Company, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

6.Fair Market Value of Common Stock.

   The fair market value of a share of Common Stock shall be determined for the purposes of this Plan by reference to the closing price of a share on the National Market System of the National Association of Securities Dealers, Inc. (or its successor in function) or other principal stock exchange on which such shares are traded, for the business day immediately preceding the date on which the fair market value is determined or, if for any reason no such price is available, by such other method as the Committee shall deem appropriate to reflect the then fair market value thereof (the "Fair Market Value").

7.Non-Employee Director Stock Options.

   7.1 Non-Qualified Stock Options to purchase twenty-five thousand (25,000) shares of Common Stock shall be granted automatically to each Non-Employee Director on the day after the date on which such individual was first elected or appointed to the Board. In addition, each Non-Employee Director who is serving on the Board after each annual meeting of shareholders occurring on or after the Effective Date shall be granted a Non-Qualified Stock Option to purchase five thousand (5,000) shares of Common Stock.

   7.2 The purchase price for each Option granted under this Section 7 to a Non-Employee Director shall be the Fair Market Value of the Common Stock on the date of grant of the Option.

   7.3 Unless otherwise determined by the Committee at the time of grant, each Option granted under this Section 7 shall become fully exercisable and vested as of the date of grant of such Option.

   7.4 Each Option granted under this Section 7 may be exercised in the same manner as provided in Section 5.

   7.5 Each Option granted under this Section 7 shall terminate ten (10) years from the date of grant unless sooner terminated by reason of termination of Continuous Service with the Company and its subsidiaries.

   7.6 Unless otherwise determined by the Committee at the time of grant:

     (i) In the event of termination of Continuous Service from the Company and its subsidiaries for any reason other than death, an Option granted under this Section 7 (to the extent exercisable as of the date of termination) shall be exercisable for six (6) months following such termination (but in no event beyond the term of the Option), and shall thereafter terminate.

     (ii) In the event of the death of a Non-Employee Director while a director of the Company or any subsidiaries, the Option (to the extent exercisable as of the date of death), shall be exercisable by any prior transferee or by the Non-Employee Director's designated beneficiary, or if none, the person(s) to whom such Non-Employee Director's rights under the Option are transferred by will or the laws of descent and distribution for six (6) months following his/her death (but in no event beyond the term of the Option), and shall thereafter terminate.

   7.7 Except as expressly provided in this Section 7, any Option granted to a Non-Employee Director hereunder shall be subject to the terms and conditions of the Plan.

8.Withholding Tax.

   Upon (i) an employee's disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the granting of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (ii) a Participant's exercise of a Non-Qualified Stock Option (or an Incentive Stock Option treated as a Non-Qualified Stock Option), the Company shall have the right to require such Employee or Participant, and such Employee or Participant by accepting the Options granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of (i) or (ii), with the consent of the Committee, at its sole discretion, such Employee or Participant may elect to pay to the Company an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee's sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company's outside accountants, doing so, would not result in a charge against earnings.

9.Transferability.

   An Option granted under the Plan shall, by its terms, be nontransferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the holder may transfer a Non-Qualified Stock Option granted under the Plan to one or more Immediate Family

Members (as defined below) or a trust, partnership or other entity for their benefit, if no consideration is given or paid for such transfer and the Committee approves such transfer. Except as permitted above, an Option shall be exercisable during the holder's lifetime only by the holder. For purposes of the Plan, "Immediate Family Member" shall mean, except as otherwise provided by the Committee, a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

10.Privileges of Stock Ownership.

   No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any Option unless and until, in the opinion of counsel for the Company, there shall have been full compliance with or exception from any applicable registration requirements of any applicable securities' laws, any applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

11.Adjustments; Change in Control.

   11.1 In the event of any change in the outstanding Common Stock by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distribution to holders of the Common Stock other than regular cash dividends, the number or kind of shares available for Options under the Plan may be adjusted by the Committee as it shall in its sole discretion deem equitable and the number and kind of shares subject to any outstanding Options granted under the Plan and the purchase price thereof may be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such Options.

   11.2 Notwithstanding any other provision contained herein to the contrary, unless otherwise provided in an award agreement, if, on or within six (6) months after a Change of Control (as defined below), a Participant's Continuous Service with the Company and its subsidiaries (or their successors) is terminated for any reason by the Company (or its successors) other than for Cause, then all outstanding Options held by such Participant shall become immediately vested and exercisable in full. In addition, unless other provided in an award agreement, if outstanding Options are cancelled and/or terminated as a result of a Change in Control, all outstanding Options shall become immediately exercisable in full immediately prior to such Change in Control. "Change in Control" shall mean (i) a sale, assignment, transfer or other disposition of securities of the Company to unrelated parties in one or more related transactions where the shareholders of the Company immediately prior to such transactions cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities immediately following such transaction; (ii) a merger, consolidation, reorganization or similar corporate event in which the shareholders of the Company immediately prior to such transaction cease to beneficially own 51% or more of the total combined voting power of the Company's outstanding securities or 51% or more of the total combined voting power of the resultant corporation or entity if the Company does not survive such transaction, in either case, immediately following the event; or (iii) a complete liquidation or dissolution of the Company or the sale, transfer, assignment or other disposition of all or substantially all of the Company's property, assets or business to one or more unrelated parties.

12.Amendment and Termination of Plan.

   12.1 The Board may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall be made without shareholder approval if such approval is required by applicable law, regulation or stock exchange rule.

   12.2 Except as provided in Section 11 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

13. Award Agreement.

   Each Option under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Option, in addition to the terms and conditions specified in the Plan.

14. General Provisions.

   14.1 The Committee may require each Participant purchasing or acquiring shares pursuant to an Option under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

   14.2 All certificates for Common Stock delivered under the Plan pursuant to any Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

   14.3 It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as now or hereafter promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.3, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

   14.4 The law of the State of California shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

   14.5 Where the context requires, words in any gender shall include any other gender.

   14.6 Headings of Sections are inserted for convenience and reference; they do not constitute any part of this plan.

   14.7 Nothing in the Plan or any award agreement shall confer upon any Participant any right to continue to serve the Company or any subsidiaries or shall effect the right of the Company or any subsidiary to terminate such Participant's service with the Company or any subsidiary.

15. Term of Plan.

   Subject to earlier termination pursuant to Section 12, the Plan shall have a term of 10 years from its Effective Date.

16.Effective Date; Approval of Shareholders.

   The Plan is effective as of June 14, 2000 (the "Effective Date"). This Plan is a complete amendment and restatement of the Company's 1996 Stock Option Plan and 1999 Non-Employee Directors Stock Option Plan (the "Prior Plans") and if this Plan is approved by the Company's shareholders as provided below, no further grants shall be made under the terms of the Prior Plans on or after the Effective Date; provided, that, any outstanding awards made thereunder shall be governed and controlled by the terms and conditions of such Prior Plans and any award agreements evidencing such awards. The Plan is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval shall render the Plan and all outstanding awards issued thereunder void and of no effect; provided, that if this Plan is not so approved, the terms and conditions of the Prior Plans shall remain in full force and effect without regard to this Plan.

17.Continuous Service.

   Unless otherwise specifically provided in an award agreement, a Participant's service with the Company or any subsidiary, whether as an employee, director or consultant, will not be deemed interrupted or terminated for purposes of the Plan or any award agreement merely because of a change in the capacity in which the Participant renders service to the Company or any subsidiaries as an employee, consultant or director or a change in the entity for which the Participant renders service; provided, that, there is no interruption or termination of the Participant's service ("Continuous Service") other than a leave of absence approved by the Company. The Committee, in its sole discretion, shall determine whether Continuous Service has been interrupted.

PROXY CARD

                                FILM ROMAN, INC.

                      12020 CHANDLER BOULEVARD, SUITE 200,
                           NORTH HOLLYWOOD, CA 91607

                     PROXY SOLICITED BY BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS--JUNE 14, 2000

     John Hyde and Dixon Q. Dern (the "Proxy Holders"), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Film Roman, Inc. Common Stock of the undersigned at the Annual Meeting of Stockholders of Film Roman, Inc., (the "Company") to be held at the Burbank Hilton Hotel, 2500 North Hollywood Way, Burbank, California, 91505, on June 14, 2000 at 10:00 a.m., Pacific Daylight Savings time, on Wednesday, June 14, 2000, and at any adjournments or postponements of that meeting upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    Change of Address:



                                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.) [See Reverse Side]

                                    ----------------------------------------


                                    ----------------------------------------


                                    ----------------------------------------

Please mark, sign, date and return promptly using the enclosed envelope.


[X]  please mark your votes as in this example.

1. To elect one director to hold office until the Annual Meeting of Stockholders in the year 2003.

     To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

                        FOR                    NOMINEE
                        [ ]                Robert Cresci

[ ] Please indicate if a change of address was given on the reverse side.


2. To approve the amendment and restatement of the Company's 1996 Stock Option Plan and 1999 Non-Employee Directors Stock Option Plan into the 2000 Amended & Restated Stock Option Plan.

                   FOR              AGAINST           ABSTAIN
                   [ ]                [ ]               [ ]

In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournments or postponements thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting of Stockholders.

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominee for director and FOR the amendment and restatement of the 1996 Stock Option Plan and 1999 Non-Employee Directors Stock Option Plan. The Board of Directors recommends a vote FOR election of the nominee for director and FOR the amendment and restatement of the 1996 Stock Option Plan and the 1999 Non-Employee Directors Stock Option Plan.

As of the date hereof, the undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held June 14, 2000, the accompanying Proxy Statement and the accompanying Annual Report of the Company for the year ended December 31, 1999.

Signature(s): _______________________________ Date: ___________________

Signature(s): _______________________________ Date: ___________________

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                       2